Exhibit 99.1

Brunswick Corporation Completes Acquisition of Navico

METTAWA, Ill. (October 4, 2021) - Brunswick Corporation (NYSE: BC) today announced that it has completed its acquisition of Navico, a global leader in marine electronics and sensors for $1.05 billion.

With this acquisition, Brunswick adds the industry leading Navico brands of Lowrance, Simrad, B&G, and C-MAP to its Advanced Systems Group (ASG), which includes the leading Parts & Accessories (P&A) brands in power management, digital control and monitoring, and networked devices.

Navico is a leading provider of multi-function displays, fish finders, autopilots, sonar, radar, and cartography. Navico’s strong brands serve most major powerboat and sailing markets for both recreational and commercial applications.

Navico’s revenues totaled approximately $470 million for the trailing 12-month period ended May 31, 2021, with attractive revenue growth, a strong margin profile, and a capital efficient business model. Brunswick’s P&A segment accounts for about $1.5 billion – or 35 percent of total 2020 annual revenues. With the addition of Navico, Brunswick expects its P&A businesses to have revenues on a run-rate basis exceeding $2.0 billion. Navico’s significant aftermarket orientation and attractive margin profile further add to Brunswick’s cycle resistant business profile.

Brunswick will be using a combination of debt and cash on its balance sheet to fund the acquisition. Brunswick remains committed to maintaining its investment grade credit rating and at close expects its debt-to-EBITDA ratio to be approximately 1.7x on a gross basis.

“This transaction is part of our Next Wave strategy and immediately accelerates our ACES strategy and solidifies the Company’s commitment to acquire businesses that strengthen Brunswick’s ability to provide complete, innovative digital solutions to OEM customers,” said Dave Foulkes, Brunswick Corporation CEO. “Along with welcoming an accomplished and respected global workforce, we are also adding a talented, experienced, and customer-focused management team, which will remain in place and play a major role in the execution of our strategy.”

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands such as Simrad, Lowrance, C-MAP, B&G, MotorGuide, Attwood, Mastervolt, RELiON, Blue Sea Systems, CZone, and ASG Connect system integrators; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club and Boat Class. For more information, visit brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic and the emergence of variant strains; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.